Exhibit 10.15

QUITCLAIM DEED

WHEREAS F. Nicholas Franano, an individual residing at 1010 W. 69th Terrace, Kansas City, Missouri 64113 is the inventor of the invention described in an application for a Patent of the United States which was filed on September 24, 2000, Application No. 09/669,051; and

WHEREAS, by an instrument dated September 19, 2003, the said F. Nicholas Franano assigned and transferred the said invention and application to Proteon Therapeutics LLC, an entity established under Missouri law that was subsequently merged into Proteon Therapeutics, Inc., a Delaware corporation presently having a principal place of business at 200 West Street, Waltham, MA 02451; and

WHEREAS, by letter dated October 1, 2010, the applicable terms of which are hereby incorporated by reference herein, the National Institutes of Health formally approved the assignment of the said invention and application from the said F. Nicholas Franano to Proteon Therapeutics, Inc.; and

WHEREAS the said F. Nicholas Franano (hereinafter referred to as “ASSIGNOR”) and Proteon Therapeutics, Inc. (hereinafter referred to as “ASSIGNEE”) desire to re-confirm that the said ASSIGNEE owns all right, title and interest in, to, and under the said invention and application:

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the said ASSIGNOR by these presents does hereby assign, transfer and set over, unto the said ASSIGNEE, its successors, legal representatives and assigns, any right, title and interest the said ASSIGNOR may have in, to and under the said invention, and the said United States application and all divisions, renewals and continuations thereof, and all Patents of the United States which may be granted or have been granted thereon and all reissues and extensions thereof; and all applications for industrial property protection, including, without limitation, all applications for patents, utility models, and designs which may be or have been pending or may hereafter be filed for said invention in any country or countries foreign to the United States, together with the right to file such applications and the right to claim for the same the priority rights derived from said United States application under the Patent Laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is or has been filed, as may be applicable; and all forms of industrial property protection, including, without limitation, patents, utility models, inventors’ certificates and designs which may be granted of have been granted for said invention in any country or countries foreign to the United States and all extensions, renewals and reissues thereof, and all right to recover for past, present or future infringement thereof;

AND THE SAID ASSIGNOR DOES HEREBY authorize and request the Director of the United States Patent and Trademark Office, and any Official of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of industrial property protection on applications as aforesaid, to issue the same to the said ASSIGNEE, its successors, legal representatives and assigns, in accordance with the terms of this instrument;

AND THE SAID ASSIGNOR DOES HEREBY further covenant and agree that he will communicate to the said ASSIGNEE, its successors, legal representatives and assigns, any facts known to him respecting said invention, and testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing, reissue and foreign applications, make all rightful oaths, and generally do everything possible to aid the said ASSIGNEE, its successors, legal representatives and assigns, to obtain and enforce proper protection for said invention in all countries;

AND THE SAID ASSIGNOR DOES HEREBY and irrevocably appoint the said ASSIGNEE his agent and attorney-in-fact for the purpose of executing any lawful papers that ASSIGNEE may file in support of intellectual property protection for said invention, which power shall survive any death or incapacity of ASSIGNOR and be appurtenant to the said invention and application.

IN TESTIMONY WHEREOF, I hereunto set my hand and seal this 17 day of January, 2011.

		/s/ F. Nicholas Franano	L.S.
F. Nicholas Franano
State of Kansas	)
)ss.:
County of Johnson	)

On January 17, 2011, before me, Sarah Hemann, Notary Public, personally appeared Nicholas Franano, personally known to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

/s/ Sarah Hemann	[Notary Public - State of Kansas - SARAH HEMANN - Appt. Expires 11/18/2013 Stamp]